May 7, 2008	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS REPORTS
FIRST QUARTER 2008 RESULTS

•	Strong processing margins and throughput volumes drive performance
•	Distribution increased to $0.59 per unit, up 27 percent over first quarter 2007
•	Sponsor plans to offer to sell its 75 percent interest in East Texas joint venture to the Partnership

DENVER - DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today reported financial results for the three months ended March 31, 2008.

CEO PERSPECTIVE

“We’ve had another solid quarter, with strong drilling around our assets,” said Mark Borer, president and CEO. “Our expanded natural gas services segment, bolstered by our 2007 acquisitions, had a particularly positive quarter. We’re pleased with the strong cash flows generated by our portfolio of assets that support a 27 percent increase in our distribution per unit compared to the first quarter of 2007. With the successful completion of our equity offering in March, we are well-positioned to continue to execute our growth strategy.”

EAST TEXAS JOINT VENTURE TRANSACTION

The owner of our general partner, DCP Midstream, LLC, has advised us it plans to offer to sell to the Partnership in the second half of 2008 its remaining 75 percent membership interest in the East Texas joint venture. The Partnership currently owns 25 percent of the East Texas joint venture. The transaction terms, including the price, which have not been determined at this time, will be subject to the approval of the boards of directors of DCP Midstream, LLC, and the Partnership, as well as the conflicts committee of the Partnership.

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FINANCIAL HIGHLIGHTS

On March 17, the Partnership completed an underwritten public offering of 4,250,000 of its common units, generating net proceeds of $132.3 million. This equity provides the Partnership additional balance sheet capacity to execute on its growth strategy.

We utilize mark-to-market accounting treatment for our non-trading commodity derivative instruments. These non-trading commodity derivative instruments mitigate a portion of the Partnership’s exposure to commodity price volatility to help ensure stable distributable cash flows in support of our quarterly distributions. Mark-to-market accounting rules require companies to record currently in earnings the difference between their contracted derivative settlement prices and the forward prices of the underlying commodities. In the first quarter of 2008, we recorded a non-cash loss associated with our non-trading commodity derivative instruments of $28.3 million, as compared to a non-cash loss of $3.0 million for the first quarter of 2007. On January 1, 2008, we adopted a new required accounting standard that resulted in a reduction of our mark-to-market losses by $5.8 million. While our earnings will continue to fluctuate as a result of the volatility in the commodity markets, our non-trading derivative contracts yield us fixed prices and help to stabilize distributable cash flows.

FIRST QUARTER HIGHLIGHTS

Financial results for the first quarter of 2008, with comparisons to results for the first quarter of 2007, include the following:

•
Net loss of $6.5 million, or a loss of $0.33 per limited partner unit in the first quarter of 2008, as compared to net income of $15.8 million, or income of $0.58 per limited partner unit in the first quarter of 2007; and

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•
Distributable cash flow, a non-generally accepted accounting principles (“non-GAAP”) financial measure, of $32.1 million in the first quarter of 2008, as compared to $20.8 million in the first quarter of 2007.

•	Our distributable cash flow for the first quarter of 2008 provided 1.6 times the amount required for the Partnership to cover its current distribution to both the general and limited partners.

Distributable cash flow, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from net cash provided by operating activities, its most comparable GAAP financial measure, in “Reconciliation of Non-GAAP Measures” below.

EBITDA decreased $12.8 million to $8.5 million for the three months ended March 31, 2008, from $21.3 million for the same period in 2007. Strong processing margins in our natural gas services segment were offset by $28.3 million of non-cash mark-to-market derivative losses and $4.0 million of higher operating and maintenance expense, primarily as a result of recent acquisitions. Non-cash mark-to-market derivative losses for the comparable period in 2007 were $3.0 million.

EBITDA, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from net (loss) income and net cash provided by operating activities, its most comparable GAAP financial measures, in “Reconciliation of Non-GAAP Measures” below.

Depreciation and amortization expense increased by $5.1 million to $8.5 million for the three months ended March 31, 2008, as compared to the same period in 2007, primarily as a result of recent acquisitions.

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Net interest expense increased by $4.4 million to $6.5 million for the three months ended March 31, 2008, as compared to the same period in 2007, primarily as a result of increased debt balances associated with recent acquisitions.

OPERATING RESULTS BY BUSINESS SEGMENT

Natural Gas Services — Segment gross margin decreased $16.7 million to a loss of $2.5 million for the three months ended March 31, 2008, from income of $14.2 million for the same period in 2007. Margin increases from the Lindsay and Momentum acquisitions and strong processing margins were more than offset by non-cash derivative mark-to-market losses of $31.0 million. The non-cash derivative mark-to-market loss in the first quarter of 2007 was $2.9 million.

Equity earnings representing our 25 percent interest in East Texas and 40 percent interest in Discovery increased $10.6 million to $16.8 million for the three months ended March 31, 2008, from $6.2 million for the same period of 2007. The increase is primarily attributable to higher processing volumes and margins at both Discovery and East Texas.

Wholesale Propane Logistics— Segment gross margin decreased $2.2 million to $8.6 million for the three months ended March 31, 2008, from $10.8 million for the same period of 2007. The decrease is primarily a result of lower unit margins and sales volumes, partially offset by non-cash derivative mark-to-market gains of $2.7 million.

NGL Logistics— Segment gross margin increased $0.6 million for the three months ended March 31, 2008 as compared to the same period in 2007, primarily due to increased throughput volumes.

Equity earnings from our 45 percent interest in the Black Lake pipeline increased $0.2 million for the three months ended March 31, 2008, primarily due to increased throughput volumes.

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Segment gross margin, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from segment net (loss) income, its most comparable GAAP financial measure, in “Reconciliation of Non-GAAP Measures” below.

STRONG DISTRIBUTABLE CASH FLOW DRIVES DISTRIBUTION INCREASE

On April 24, 2008, the board of directors of the Partnership’s general partner declared a $0.02 increase in the quarterly distribution to $0.59 per limited partner unit, equating to a prospective annual distribution of $2.36 per limited partner unit. The Partnership’s distributable cash flow of $32.1 million for the three months ended March 31, 2008 was 1.6 times the amount required to cover its current distribution to both the general and limited partners. The 57 percent increase in distributable cash flow for the quarter ended March 31, 2008, as compared to the quarter ended March 31, 2007, is due to the growth of the Partnership through acquisitions during 2007 and the Partnership’s strong financial performance from the natural gas services segment. Non-cash gains or losses associated with the mark-to-market accounting treatment of our non-trading commodity derivative instruments do not affect our distributable cash flow.

EARNINGS CALL

DCP Midstream Partners will hold a conference call to discuss first quarter results on Thursday, May 8, 2008, at 11 a.m. ET. The dial-in number for the call is 800-860-2422 in the United States or 412-858-4600 outside the United States. A live Webcast of the call can be accessed on the investor information page of DCP Midstream Partners’ Web site at http://www.dcppartners.com. The call will be available for replay for seven days by dialing 877-344-7529, in the United States or 412-317-0088 outside the United States. The passcode is 418892. A replay and transcript of the broadcast will also be available on the Partnership’s Web site.

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NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-GAAP financial measures of distributable cash flow, EBITDA, gross margin, and segment gross margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. Our gross margin, segment gross margin, EBITDA and distributable cash flow may not be comparable to a similarly titled measure of another company because other entities may not calculate these measures in the same manner.

We define distributable cash flow as net cash provided by operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Maintenance capital expenditures are capital expenditures made where we add on to or improve capital assets owned, or acquire or construct new capital assets, if such expenditures are made to maintain, including over the long term, our operating capacity. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices. Distributable cash flow is used as a supplemental liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess our ability to make cash distributions to our unitholders and our general partner.

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We define EBITDA as net (loss) income less interest income, plus interest expense, income tax expense and depreciation and amortization expense. EBITDA is used as a supplemental liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, make cash distributions to our unitholders and general partner, and finance maintenance capital expenditures.

EBITDA is also used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

•	viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We define gross margin as total operating revenues less purchases of natural gas, propane and NGLs, and we define segment gross margin for each segment as total operating revenues for that segment less commodity purchases for that segment. Our gross margin equals the sum of our segment gross margins. Gross margin is included as a supplemental disclosure because it is a primary performance measure used by management, as it represents the results of product sales and purchases, a key component of our operations.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas and natural gas liquids and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

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This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are:

•	the level and success of natural gas drilling around our assets and our ability to connect supplies to our gathering and processing systems in light of competition;
•	our ability to grow through acquisitions or organic growth projects, and the successful integration and future performance of such assets;
•	our ability to access the debt and equity markets;
•	fluctuations in oil, natural gas, propane and other NGL prices;
•	our ability to purchase propane from our principal suppliers for our wholesale propane logistics business; and
•	the credit worthiness of counterparties to our transactions.

While DCP Midstream, LLC plans to make an offer to the Partnership regarding the sale of its 75 percent interest in the East Texas joint venture, DCP Midstream, LLC may ultimately elect not to offer these assets to the Partnership or to offer different assets to the Partnership.  Additionally, even if DCP Midstream, LLC elects to offer the assets to the Partnership, the two parties may not agree upon mutually acceptable terms.

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Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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DCP MIDSTREAM PARTNERS, LP
FINANCIAL RESULTS
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	($ in millions, except per unit data)

Sales of natural gas, propane, NGLs and condensate	$362.7	$232.9
Transportation, processing, and other	12.1	7.3
Losses from commodity derivative activity, net	(37.1)	(3.0)
Total operating revenues	337.7	237.2
Purchases of natural gas, propane and NGLs	329.7	210.9
Gross margin	8.0	26.3
Operating and maintenance expense	(10.6)	(6.6)
General and administrative expense	(5.5)	(4.8)
Earnings from equity method investments	17.2	6.4
Non-controlling interest in income	(0.6)	—
EBITDA	8.5	21.3
Depreciation and amortization expense	(8.5)	(3.4)
Interest income	1.6	1.7
Interest expense	(8.1)	(3.8)
Net (loss) income	$(6.5)	$15.8
Less:
Net income attributable to predecessor operations	—	(3.3)
General partner interest in net income	(1.7)	(0.3)

Net (loss) income allocable to limited partners	$(8.2)	$12.2

Net (loss) income per limited partner unit—basic and diluted	$(0.33)	$0.58

Weighted-average limited partner units outstanding—basic and diluted	24.9	17.7

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DCP MIDSTREAM PARTNERS, LP
SEGMENT FINANCIAL AND OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	($ in millions)
Natural Gas Services Segment:
Financial data:
Segment gross margin	$(2.5)	$14.2
Earnings from equity method investments	$16.8	$6.2
Operating data:
Natural gas throughput (MMcf/d)	829	701
NGL gross production (Bbls/d)	25,191	19,117

Wholesale Propane Logistics Segment:
Financial data:
Segment gross margin	$8.6	$10.8
Operating data:
Propane sales volume (Bbls/d)	33,914	35,358

NGL Logistics Segment:
Financial data:
Segment gross margin	$1.9	$1.3
Earnings from equity method investments	$0.4	$0.2
Operating data:
NGL pipelines throughput (Bbls/d)	31,876	27,458

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DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	($ in millions)
Reconciliation of net cash provided by operating activities to distributable cash flow:
Net cash provided by operating activities	$25.1	$19.8
Maintenance capital expenditures, net of reimbursable projects	(0.5)	(0.6)
Non-cash derivative mark-to-market	28.6	3.0
Net changes in operating assets and liabilities	(21.0)	(1.9)
Other, net	(0.1)	0.5
Distributable cash flow	$32.1	$20.8

Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(6.5)	$15.8
Interest income	(1.6)	(1.7)
Interest expense	8.1	3.8
Depreciation and amortization expense	8.5	3.4
EBITDA	$8.5	$21.3

Reconciliation of net cash provided by operating activities to EBITDA:
Net cash provided by operating activities	$25.1	$19.8
Interest income	(1.6)	(1.7)
Interest expense	8.1	3.8
Earnings from equity method investments, net of distributions	(2.0)	0.8
Net changes in operating assets and liabilities	(21.0)	(1.9)
Other, net	(0.1)	0.5
EBITDA	$8.5	$21.3

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DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP MEASURES — Continued
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	($ in millions)
Reconciliation of segment net (loss) income to segment gross margin:

Natural Gas Services Segment:
Segment net (loss) income	$(1.8)	$14.2
Operating and maintenance expense	7.7	3.3
Depreciation and amortization expense	7.8	2.9
Non-controlling interest in income	0.6	—
Earnings from equity method investments	(16.8)	(6.2)
Segment gross margin	$(2.5)	$14.2

Wholesale Propane Logistics Segment:
Segment net income	$5.6	$7.4
Operating and maintenance expense	2.7	3.2
Depreciation and amortization expense	0.3	0.2
Segment gross margin	$8.6	$10.8

NGL Logistics Segment:
Segment net income	$1.7	$1.1
Operating and maintenance expense	0.2	0.1
Depreciation and amortization expense	0.4	0.3
Earnings from equity method investments	(0.4)	(0.2)
Segment gross margin	$1.9	$1.3

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